Exhibit 31.2
CERTIFICATION
     I, Pierre Legault certify that:
     1. I have reviewed this Amendment No. 1 on Form 10-K/A of OSI Pharmaceuticals, Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: April 30, 2010

/s/ PIERRE LEGAULT
Pierre Legault
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)